January 29, 1999


Dear Shareholder:

      Subsequent to the date of the Prospectus/Information Statement that was mailed to you on or about January 11, 1999, a number of additional options to purchase Van Kasper shares vested or were accelerated. As a result, the exchange ratio range set forth in the Prospectus/Information Statement has decreased slightly.

      The new  range  is set  forth  in the  attached  Form  8-K  filed by First
Security Corporation. This Form updates the information included in the Prospectus/Information Statement.

       If the foregoing meets with your approval, please execute the enclosed new written consent and return it to John Chung as soon as possible.




                                                     F. Van Kasper
                                                     Chairman